EXHIBIT 23.7

CONSENT

I refer to the Registration Statement on Form S-8 of Yamana Gold Inc. dated May 7, 2009 (including all documents incorporated by reference therein, the “Registration Statement”).

I hereby consent to the appearance of my name in the Registration Statement.

Date:	May 7, 2009

/s/ Mario E. Rossi

		Name:	Mario E. Rossi, FAusIMM
		Title:	Principal Geostatician,
Geosystems International Inc.